Exhibit 99.1

Goldman Sachs BDC, Inc. Goldman Sachs Middle Market Lending Corp.

Goldman Sachs BDC, Inc. and Goldman Sachs Middle Market Lending Corp. Announce Stockholder Approval of Merger

NEW YORK— (BUSINESS WIRE) — October 2, 2020 — Goldman Sachs BDC, Inc. (“GSBD”) (NYSE: GSBD) and Goldman Sachs Middle Market Lending Corp. (“MMLC”) announced today that each company has obtained stockholder approval of all of the proposals related to the merger of the two companies.

At each of GSBD’s and MMLC’s respective special meetings held on October 2, 2020, stockholders voted overwhelmingly in favor of the proposed transaction. Over 96% of GSBD stockholders and over 90% of MMLC stockholders who voted at the meetings voted in favor of the proposals related to the merger. The transaction is currently expected to close on or about October 12, 2020, subject to satisfaction of customary closing conditions.

Brendan McGovern, President and CEO of GSBD and MMLC, said, “We would like to thank our stockholders for their strong support of the merger. We are confident that the increased size and scale of the combined company will deliver benefits to all of our stakeholders, as we strengthen our position as a leading lender to middle market borrowers.”

ABOUT GOLDMAN SACHS BDC, INC.

Goldman Sachs BDC, Inc. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. GSBD was formed by The Goldman Sachs Group, Inc. (“Goldman Sachs”) to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. GSBD seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien debt, unitranche loans, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments. For more information, visit http://www.goldmansachsbdc.com. Information on the website is not incorporated by reference into this press release and is provided merely for convenience.

ABOUT GOLDMAN SACHS MIDDLE MARKET LENDING CORP.

Goldman Sachs Middle Market Lending Corp. is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940. MMLC was formed by Goldman Sachs Group, Inc. to invest primarily in middle-market companies in the United States, and is externally managed by Goldman Sachs Asset Management, L.P., an SEC-registered investment adviser and a wholly-owned subsidiary of Goldman Sachs. MMLC seeks to generate current income and, to a lesser extent, capital appreciation primarily through direct originations of secured debt, including first lien debt, unitranche loans, including last out portions of such loans, and second lien debt, and unsecured debt, including mezzanine debt, as well as through select equity investments.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements that involve substantial risks and uncertainties, including the impact of COVID-19 on the business, future operating results, access to capital and liquidity of GSBD, MMLC or, following the merger, the combined company and their respective portfolio companies. You can identify these statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “anticipate,” “project,” “target,” “estimate,” “intend,” “continue,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. You should read statements that contain these words carefully because they discuss our plans, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements represent GSBD’s and MMLC’s belief regarding future events that, by their nature, are uncertain and outside of each company’s control. There are likely to be events in the future, however, that we are not able to predict accurately or control. Any forward-looking statement made by us in this press release speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ, possibly materially from our expectations, include, but are not limited to, the ability of the parties to consummate the merger on the expected timeline, or at all, the ability to realize the anticipated benefits of the merger, effects of disruption on the business of GSBD, MMLC or, following the merger, the combined company, the effect that the announcement or consummation of the merger may have on the trading price of GSBD’s common stock on the New York Stock Exchange, the combined company’s plans, expectations, objectives and intentions as a result of the merger, future operating results of the combined company, the business prospects of the combined company and the prospects of its portfolio companies, actual and potential conflicts of interests with GSAM and other affiliates of Goldman Sachs, general economic and political trends and other factors, the dependence of the combined company’s future success on the general economy and its effect on the industries in which it will invest; and future changes in laws or regulations and interpretations thereof, and the risks, uncertainties and other factors we identify in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in filings we make with the SEC, including those contained in the Proxy Statement, and it is not possible for us to predict or identify all of them. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This communication relates to a proposed business combination involving GSBD and MMLC, along with related proposals that the stockholders of each company have approved (collectively, the “Proposals”). In connection with the Proposals, each of GSBD and MMLC has filed relevant materials with the SEC, including a registration statement on Form N-14, which includes a joint proxy statement of GSBD and MMLC and a prospectus of GSBD (the “Proxy Statement”). The Proxy Statement was mailed to stockholders of GSBD and MMLC on or about August 11, 2020. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. STOCKHOLDERS OF EACH OF GSBD AND MMLC ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GSBD, MMLC, THE MERGER AND THE PROPOSALS. Investors and security holders will be able to obtain the documents filed with the SEC free of charge at the SEC’s web site, http://www.sec.gov or, for documents filed by GSBD, from GSBD’s website at http://www.goldmansachsbdc.com.

Participants in the Solicitation

GSBD and MMLC and their respective directors, executive officers and certain other members of management and employees of GSAM and its affiliates, may be deemed to be participants in the solicitation of proxies from the stockholders of GSBD and MMLC in connection with the Proposals. Information about the directors and executive officers of GSBD and MMLC is set forth in the Proxy Statement. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the GSBD and MMLC stockholders in connection with the Proposals are contained in the Proxy Statement and other relevant materials filed with the SEC. This document may be obtained free of charge from the sources indicated above.

Goldman Sachs BDC, Inc.

Investor Contact: Itai Baron, 212-855-9892

Media Contact: Patrick Scanlan, 212-902-6164

Source: Goldman Sachs BDC, Inc.